Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2025 with respect to the consolidated financial statements of Planet Image International Limited, as of and for the year ended December 31, 2024 in this Registration Statement on Form F-3 and the related Prospectus of Planet Image International Limited filed with the Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, TX
June 3, 2025